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                                                                    EXHIBIT 99.1

                            POWER TECHNOLOGIES, INC.
               REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
                FOR ANNUAL MEETING OF SHAREHOLDERS JULY __, 1998

The undersigned hereby appoints Gordon B. Hirschman and Mary A. Sager, or each of them, as Proxies with full power of substitution to represent the undersigned and to vote all shares of Class A and Class B Common Stock of Power Technologies, Inc. (the "Company") which the undersigned would be entitled to vote at the 1998 Annual Meeting of Shareholders of the Company to be held on July ___, 1998 and any adjournment thereof.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":

PROPOSAL ONE - To elect the following persons as directors to serve until the 2000 annual meeting of shareholders and until their successors have been elected and have qualified: Dale A. Douglass, F.S. Prabhakara and Mary A. Sager.

                             FOR all nominees listed
                 (except as directed to the contrary below) |_|

                               WITHHOLD AUTHORITY
                      to vote for all nominees listed |_|

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:_____________________________________

PROPOSAL TWO - To amend the Certificate of Incorporation of the Company to limit the liability of the directors of the Company to the Company and the shareholders of the Company for certain breaches of fiduciary duties.

For |_|                           Against |_|                        Abstain |_|

PROPOSAL THREE - To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated April 20, 1998 among the Company, the directors and certain shareholders of the Company, Stone & Webster, Incorporated ("SWI"), Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of SWI, and Stone & Webster Management Consultants, Inc., and the transactions contemplated thereby including the merger of the Merger Sub with and into the Company as contemplated by the Merger Agreement, a copy of which has been distributed to the shareholders of the Company.

For |_|                           Against |_|                        Abstain |_|

Upon receipt of this proxy when properly executed, the Proxies will vote the shares of Class A and B Common Stock of the Company held by the undersigned in the manner directed hereon. If no direction is made, such shares will be voted "FOR" proposals 1, 2 and 3.

Please mark, sign and date this voting instruction card and return it using the enclosed envelope.

Dated: ________________, 1998             [Name of Shareholder]


                                          Signature:
                                                    --------------------------


                                          Signature:
                                                    --------------------------

(Please sign as name appears at above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)
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                            POWER TECHNOLOGIES, INC.
                        REVOCABLE VOTING INSTRUCTION CARD
                FOR ANNUAL MEETING OF SHAREHOLDERS JULY __, 1997

The undersigned hereby directs the trustee of the Power Technologies, Inc. Employee Stock Ownership Plan (the "ESOP") to vote all shares of Class C Common Stock of Power Technologies, Inc. (the "Company") which the ESOP is entitled to vote at the 1998 Annual Meeting of Stockholders of the Company to be held on July __, 1997 and any adjournment thereof and which are allocated to the account of the undersigned pursuant to the ESOP in the manner set forth below:

PROPOSAL ONE - To elect the following persons as directors to serve until the 2000 annual meeting of shareholders and until their successors have been elected and have qualified: Dale A. Douglass, F.S. Prabhakara and Mary A. Sager.

                             FOR all nominees listed
                 (except as directed to the contrary below) |_|

                               WITHHOLD AUTHORITY
                       to vote for all nominees listed |_|

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the following space:_____________________________________

PROPOSAL TWO - To amend the Certificate of Incorporation of the Company to limit the liability of the directors of the Company to the Company and the shareholders of the Company for certain breaches of fiduciary duties.

For |_|                           Against |_|                        Abstain |_|

PROPOSAL THREE - To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated April 20, 1998 among the Company, the directors and certain shareholders of the Company, Stone & Webster, Incorporated ("SWI"), Stone & Webster Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of SWI, and Stone & Webster Management Consultants, Inc., and the transactions contemplated thereby including the merger of the Merger Sub with and into the Company as contemplated by the Merger Agreement, a copy of which has been distributed to the shareholders of the Company.

For |_|                           Against |_|                        Abstain |_|

Upon receipt of this voting instruction card when properly executed, the ESOP trustee will vote the shares of Class C Common Stock of the Company allocated to the account of the undersigned in the manner directed hereon. If no direction is made, such shares will be voted "FOR" proposals 1, 2 and 3. Please mark, sign and date this voting instruction card and return it using the enclosed envelope.

Dated: ________________, 1998             [Name of Shareholder]


                                          Signature:
                                                    --------------------------


                                          Signature:
                                                    --------------------------

(Please sign as name appears at above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.)